                               NEORX CORPORATION

                               PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement") is made as of April 18, 1995, by and between NeoRx Corporation, a Washington corporation (the "Company") with its principal office at 410 West Harrison Street, Seattle, Washington 98119, and the undersigned purchaser (the "Purchaser").

                                   SECTION 1



                           PURCHASE AND SALE OF UNITS

         1.1     PURCHASE AND SALE OF UNITS

         The Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, the number of Units set forth on
Schedule 1 annexed hereto upon the terms and conditions set forth herein and in the Private Placement Memorandum dated April 3, 1995 (such Private Placement Memorandum, including all exhibits and appendices thereto, being hereinafter collectively referred to as the "Placement Memorandum"). Each Unit consists of one share of Common Stock, $.02 par value per share (the "Shares") and one warrant to purchase one-quarter of one share of Common Stock (the "Warrants") of the Company. Each Warrant, a copy of which is attached hereto as Exhibit A, entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.3125, subject to adjustment in certain circumstances, commencing on the date the Warrant becomes separately transferable until three years from the Closing (as defined below). The securities comprising the Units will not be separable or separately transferable prior to six months from the Closing. The Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are herein collectively referred to as the "Securities."

                                   SECTION 2



                             CLOSING DATE; DELIVERY

         2.1     CLOSING DATE

         The completion of the purchase and sale of the Units will be held at the offices of Perkins Coie, 1201 Third Avenue, Seattle, Washington 98101 at 9 a.m., Seattle

Time, on Tuesday, April 25, 1995 (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date."

         2.2     DELIVERY

         At the Closing, the Company will deliver to the Purchaser the certificates evidencing the securities comprising the Units purchased by the Purchaser as shown on Schedule 1. Such delivery shall be against payment of the purchase price therefor by wire transfer to the Company's bank account or by delivery of a cashier's check for immediately available funds in the amount set forth on Schedule 1.

                                   SECTION 3


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as follows:

         3.1     ORGANIZATION AND STANDING

         The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Washington and is in good standing as a domestic corporation under the laws of said state.

         3.2     CORPORATE POWER; AUTHORIZATION

         The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Units and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and
(ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Units by the Company will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

         3.3     ISSUANCE AND DELIVERY

         The Units, the Shares and the Warrants have been duly authorized, and, when issued and delivered in compliance with this Agreement, will be duly issued and delivered; and the Units, the Shares and the Warrants will conform to the descriptions thereof in the Placement Memorandum in all material respects. The Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the prices therein provided for; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Company's Articles of Incorporation and the Warrants, respectively, and when the price is paid upon exercise of the Warrants, shall be fully paid and nonassessable.

         3.4 PRIVATE PLACEMENT OFFERING MEMORANDUM; SEC DOCUMENTS; FINANCIAL STATEMENTS

         Each complete or partial statement, report or proxy statement included as an Exhibit to the Placement Memorandum is a true and complete copy of or excerpt from such document as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. Neither the Placement Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents or the Placement Memorandum (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company and any subsidiaries at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).





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

         3.5     GOVERNMENTAL CONSENTS

         No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which Units are offered and/or sold, which compliance has been or will be effected in accordance with such laws, (b) the filing of a Form D with respect to the issuance of the Securities and all amendments thereto with the SEC, and (c) the filing of the Nasdaq National Market Notification Form (pursuant to Rule 10b-17 promulgated under the Exchange Act) with the Nasdaq National Market and Form 10-C with the SEC.

         3.6     EXEMPT TRANSACTIONS

         Subject to the accuracy of the Purchaser's representations and warranties in Section 4 of this Agreement and to compliance of the Placement Agents with their obligations with respect to the manner of the offering, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement and the Placement Memorandum constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

         3.7     NO MATERIAL ADVERSE CHANGE

         Except as otherwise disclosed herein, since December 31, 1994, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from those reflected in the Financial Statements, except (a) changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse and (b) the Company's continued incurrence of operating losses and negative cash flow.

         3.8     INTELLECTUAL PROPERTY

         To the Company's knowledge, the Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how described or referred to in the Placement Memorandum as owned or used by it or that are necessary for the conduct of its business as described in the Placement Memorandum; neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition





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

(financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise.

         3.9     AUTHORIZED CAPITAL STOCK

         The authorized capital stock of the Company conforms, as of the dates for which such information is given, in all material respects to the statements relating thereto contained in the Placement Memorandum. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth or contemplated in the Placement Memorandum or the documents incorporated therein by reference, no warrants, options or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company.

         3.10    LITIGATION

         There are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) would have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted or (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement.

         3.11    USE OF PROCEEDS

         The Company will apply the net proceeds from the sales of the Units in the manner set forth under the caption "Use of Proceeds" in the Placement Memorandum.

         3.12    PREEMPTIVE AND REGISTRATION RIGHTS

         There are no preemptive rights, rights of first refusal, repurchase rights or any other right of the Company or any third party as to the Securities that have not been satisfied or waived and, except as provided in this Agreement and the Placement Memorandum, the Company has not granted or agreed to grant any registration rights that would be applicable to the registration for resale of the Securities pursuant to the Registration Statement, as defined in and contemplated by Section 7.1 hereof, to any person or entity that have not been satisfied or waived.





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

                                   SECTION 4



           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

         4.1     AUTHORIZATION

         The Purchaser represents and warrants to the Company that: (a) the Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Units to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

         4.2     INVESTMENT EXPERIENCE

         The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Units. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Units.

         4.3     INVESTMENT INTENT

         The Purchaser is purchasing the Units for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. The Purchaser understands that its acquisition of the Units has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. The Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Appendix I for use in preparation of the Registration Statement (as defined below), and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. The Purchaser has, in connection with its decision





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

to purchase the number of Units set forth in Schedule 1 hereto, relied solely upon the Placement Memorandum and the representations and warranties of the Company contained herein. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units, the Shares, the Warrants and the shares of Common Stock underlying the Warrants, except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

         4.4     REGISTRATION OR EXEMPTION REQUIREMENTS

         The Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Purchaser understands that the certificate(s) evidencing the Securities will be imprinted with a legend that prohibits the transfer of such securities unless (a) they are registered or such registration is not required and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

         4.5     RESTRICTION ON SHORT SALES

         The Purchaser represents and warrants to and covenants with the Company that the Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company owned by such Purchaser other than the Shares, the Units or the shares of Common Stock underlying the Warrants.

         4.6     NO LEGAL, TAX OR INVESTMENT ADVICE

         The Purchaser understands that nothing in the Placement Memorandum, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units and understands that each of UBS Securities Inc. and Vector Securities International, Inc. (collectively, the "Placement Agents") have acted as placement agents for the Company and not in any of the foregoing capacities on behalf of the Purchaser.





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

                                   SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASER

         The Purchaser's obligation to purchase the Units at the Closing is, at the option of the Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

         5.1     REPRESENTATIONS AND WARRANTIES

         The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         5.2     COVENANTS

         All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3     COMPLIANCE CERTIFICATE

         The President and Chief Financial Officer of the Company shall have delivered to the Purchaser and the Placement Agents a certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 5.1 and
5.2 have been fulfilled and stating that there shall have been no material adverse change in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except (a) changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse and (b) the Company's continued incurrence of operating losses and negative cash flow.

         5.4     BLUE SKY

         The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

         5.5     NASDAQ LISTING

         The Units and the Warrants shall have been approved for listing on the Nasdaq National Market under the symbols "NERXU" and "NERXW," respectively, upon notice of issuance.

         5.6     LEGAL OPINION OF PERKINS COIE

         The receipt by the Purchaser of a legal opinion from Perkins Coie, counsel to the Company, to the effect that:

                 (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) the Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Purchaser the Units to be issued and sold by it hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company. The performance by the Company of this Agreement and the consummation by the Company of the transactions hereunder contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not (i) contravene any provisions of the Company's Articles of Incorporation or Bylaws or of any applicable statute, rule or regulation or (ii) to such counsel's knowledge, result in the breach or default under any material agreement or instrument to which the Company is a party or by which it is bound where such breach or default would materially adversely affect the Company, or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties; provided, however, that no opinion need be rendered concerning state or foreign securities or Blue Sky laws. This Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company according to its terms; provided that (x) enforceability of the indemnification and contribution provisions hereunder may be limited by applicable law, equitable principles or public policy, (y) such counsel gives no opinion as to the specific enforceability of any of the remedies, covenants or other provisions of this Agreement, or upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law, and (z) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;





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

                 (c) the authorized capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Placement Memorandum. Except as set forth or contemplated in the Placement Memorandum or the documents incorporated therein by reference, to such counsel's knowledge, no warrants, options or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company.

                 (d) the Units, the Shares and the Warrants have been duly authorized, and duly issued and delivered; and the Units, the Shares and the Warrants conform to the descriptions thereof in the Placement Memorandum; the certificates evidencing the Securities are in valid and proper legal form; the Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the price therein provided for; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Company's Articles of Incorporation and the Warrants, respectively, and when the price is paid upon exercise of the Warrants, shall be fully paid and nonassessable;

                 (e) subject to the accuracy of the Purchaser's representations and warranties in Section 4 of this Agreement and to compliance of the Placement Agents with their obligations with respect to the manner of the offering, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement and the Placement Memorandum constitute transactions exempt from the registration requirements of Section 5 of the Securities Act;

                 (f) the Units and the Warrants have been approved for listing on the Nasdaq National Market under the symbols "NERXU" and "NERXW," respectively, upon notice of issuance;

                 (g) to such counsel's knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of counsel) of an adverse decision that (i) would have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted or (ii) would impair the ability of the Company to perform in any material respect its obligations under this Agreement; and

                 (h) there are no preemptive rights, rights of first refusal, repurchase rights or any other right of the Company or any third party as to the Securities that have not been satisfied or waived, and except as provided in this Agreement and the Placement Memorandum, the Company has not granted or agreed to grant any registration rights that would be applicable to the registration for resale of the Securities pursuant to the Registration Statement, as defined in and contemplated by Section 7.1 hereof, to any person or entity that have not been satisfied or waived.

         In addition, such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that the Placement Memorandum as of the date of the Placement Memorandum or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (except, in each case, for financial statements and schedules and financial data).

         5.7     LEGAL OPINION OF OFFICER OF THE COMPANY

         The receipt by the Purchaser of a legal opinion from Jeffrey J. Miller, Senior Vice President, Business Development and Legal Affairs, and Secretary of the Company, to the effect that:

                 (a) the shares of issued and outstanding capital stock of the Company set forth in the Placement Memorandum have been duly authorized, validly issued and are fully paid and nonassessable; and

                 (b) except as provided in this Agreement and the Placement Memorandum, the Company has not granted or agreed to grant any registration rights that would be applicable to the registration for resale of the Securities pursuant to the Registration Statement, as defined in and contemplated by Section 7.1 hereof, to any person or entity that have not been satisfied or waived.

         5.8     LEGAL OPINION OF BURNS, DOANE, SWECKER & MATHIS

         The receipt by the Purchaser of a legal opinion from Burns, Doane, Swecker & Mathis, special patent counsel for the Company, regarding certain patent matters pertaining to the Company's pretargeting technology, and, in particular, the Company's Avicidin product under development.

         5.9     LEGAL OPINION OF SCHWEGMAN, LUNDBERG & WOESSNER, P.A.

         The receipt by the Purchaser of a legal opinion from Schwegman, Lundberg & Woessner, P.A., special patent counsel for the Company, regarding certain patent matters pertaining to the Company's antirestenosis products, and, in particular, the Company's Biostent and Preverex products under development.

                                   SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Units at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

         6.1     REPRESENTATIONS AND WARRANTIES

         The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

         6.2     COVENANTS

         All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3     BLUE SKY

         The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

                                   SECTION 7

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         7.1     REGISTRATION REQUIREMENTS

                 (a) The Company shall use its best efforts, subject to receipt of necessary information from the Purchaser, to prepare and file a registration statement with the SEC under the Securities Act as soon as reasonably practicable after the Closing to register the resale of the Securities by the Purchaser (such registration statement, including the prospectus which is a part thereof, along with amendments





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

and supplements thereto, being hereinafter referred to as the "Registration Statement").

                 (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and the Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Securities resold by the Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Securities and all fees and disbursements of counsel for the Purchaser.

                 (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective until the earlier of (A) the third anniversary of the Closing Date, (B) such date as all of the Securities have been resold, or (C) such time as all of the Securities held by the Purchaser can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144;
(ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period specified in this
Section 7.1(c); (iii) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;
(iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or such prospectus as so supplemented; (v) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Purchaser from time to time may reasonably request, and the Company hereby consents to the use of such prospectus or each amendment and supplement thereto by each of the selling holders of Securities and the underwriters, if any, in connection with the offering and sale of the Securities covered by such prospectus or any amendment or supplement thereto;
(vi) cause all Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (vii) provide a transfer agent and registrar for all Securities registered pursuant to the Registration Statement and a CUSIP number for all such Securities; (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (ix) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Securities are originally sold and (B) all other states specified in writing by a Purchaser, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                 (d) The Company shall furnish to the Purchaser upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Securities held by the Purchaser.

                 (e) With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Securities to the public without registration or pursuant to a registration on Form S-3, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the third anniversary of the effective date of the Registration Statement and (B) such date as all of the Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Securities without registration or pursuant to such Form S-3.

                 (f) The Company shall notify the Purchaser, if the Purchaser has registered shares in the Registration Statement which remain unsold, and (if requested by such Purchaser) confirm such notice in writing,
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

                 (g) The Company may, upon written notice to the Purchaser of (i) the happening of any event of the kind described in Section 7.1(f)(ii), 7.1(f)(iii), 7.1(f)(iv), 7.1(f)(v) or 7.1(f)(vi) hereof or (ii) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, discontinue disposition of Securities covered by the Registration Statement or prospectus until copies of the supplemented or amended prospectus contemplated by Section 7.1(i) hereof are distributed to the Purchaser, or until the Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, and the Purchaser has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable.

                 (h) The Company shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, at the earliest possible moment.

                 (i) The Company shall, upon the occurrence of any event contemplated by Section 7.1(f)(v) or 7.1(f)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (j) Without the prior written consent of the Placement Agents, for a period of 90 days following the Closing, the Company shall not issue, sell or register with the SEC or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the Securities upon the terms and conditions set forth herein and in the Placement Memorandum, the conversion or exercise of existing stock options or currently outstanding warrants, debt or other equity securities of the Company, and the issuance of securities under the Company's stock benefit plans.

                 (k) The Company shall use its best efforts to cause each of its directors and executive officers to agree with the Placement Agents that each of such persons will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any equity securities of the Company, or any options, warrants or other rights to purchase equity securities of the Company for a period of 90 days following the Closing; provided that, it is understood that 40,000 shares of such equity securities owned by Paul Abrams are subject to margin accounts with Key Bank and Seafirst Bank. The Company shall also use its best efforts to cause Boehringer Ingelheim International GmbH to likewise agree to such limitations for 90 days following the Closing.

         7.2     INDEMNIFICATION AND CONTRIBUTION

                 (a) The Company agrees to indemnify and hold harmless the Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse the Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or alleged untrue statement or an omission or alleged omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 8.3 hereof, or
(iii) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                 (b) Purchaser agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement or an alleged untrue statement of a material fact made in such Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, provided, however, that the Purchaser shall not be liable in any such case for any untrue statement or alleged untrue statement or the omission or alleged omission that has been corrected, in writing, by the Purchaser, delivered to the Company at least two (2) business days before the sale from which such loss occurred, (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 8.3 hereof, or (iii) any untrue statement or alleged untrue statement or the omission or alleged omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser, and the Purchaser will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                 (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                 (d)      If the indemnification provided for in this Section
7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Securities to which such loss relates exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser's obligations in this subsection (d) to contribute is several in proportion to its sale of Securities to which such loss relates, not joint.

                 (e) The obligations of the Company and the Purchaser under this Section 7.2 shall be in addition to any liability that the Company and the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or the Purchaser within the meaning of the Securities Act.

                                   SECTION 8


                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES:
                         COMPLIANCE WITH SECURITIES ACT

         8.1     RESTRICTIONS ON TRANSFERABILITY

         The Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the foregoing securities in order to enforce the foregoing restrictions.

         8.2     RESTRICTIVE LEGEND

         Each certificate representing the Securities shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

         ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE PURCHASE AGREEMENT DATED AS OF

         APRIL 18, 1995 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF THE SECURITIES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THESE SECURITIES WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 7.1 AND 8.3. COPIES OF THE PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

         The legend contained in this Section 8.2 may be removed from a certificate immediately upon receipt by the Company's transfer agent of a certificate substantially in the form annexed hereto as Appendix II.

         8.3     TRANSFER OF SECURITIES AFTER REGISTRATION

         The Purchaser hereby covenants with the Company not to make any sale of the Units, the Shares, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants except either (a) in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus, or (b) in accordance with Rule 144, in which case the Purchaser covenants to comply with Rule 144. The Purchaser further acknowledges and agrees that such securities are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such securities is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form annexed hereto as Appendix III.

         8.4     PURCHASER INFORMATION

         The Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser, under the heading "Selling Security Holders" or elsewhere, or the Purchaser's "Plan of Distribution."

                                   SECTION 9

                                 MISCELLANEOUS

         9.1     WAIVERS AND AMENDMENTS

         Neither this Agreement nor any provisions hereof shall be waived, modified, changed or discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

         9.2     BROKER'S FEE

         The Purchaser acknowledges that the Company intends to pay a fee to UBS Securities Inc. and Vector Securities International, Inc. in respect of the sale of the Units to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Units to the Purchaser.

         9.3     GOVERNING LAW

         This Agreement shall be governed in all respects by and construed in accordance with the laws of the state of Washington without any regard to conflicts of laws principles.

         9.4     SURVIVAL

         The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

         9.5     SUCCESSORS AND ASSIGNS

         The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, the Purchaser shall not assign this Agreement without the prior written consent of the Company.

         9.6     ENTIRE AGREEMENT

         This Agreement, including all exhibits, schedules and appendices hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

         9.7     NOTICES, ETC.

         All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchaser, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on

Schedule 1, or at such other address as the Company or the Purchaser shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

         9.8     SEVERABILITY OF THIS AGREEMENT

         If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.9     COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.10    FURTHER ASSURANCES

         Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         9.11    TERMINATION

         In the event that the Closing shall not have occurred on or before 90 days from the date hereof, this Agreement shall terminate at the close of business on such date.

         9.12    EXPENSES

         The Company and the Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

         9.13    CURRENCY

         All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

         The foregoing agreement is hereby executed as of the date first above written.

                                                   "COMPANY"

                                                   NEORX CORPORATION
                                                   a Washington corporation



                                                   By: ______________________

                                                        Title: ______________



                                                   "PURCHASER"

                                                   Name: ____________________


                                                   By: ______________________

                                                        Title: ______________

                                   EXHIBIT A

                                    WARRANT

                                   SCHEDULE 1
                                     TO THE
                               PURCHASE AGREEMENT



1.       NO. OF UNITS TO BE PURCHASED:

2.       PURCHASE PRICE PER UNIT:            US$5.3125

3.       TOTAL PURCHASE PRICE:                     US$

4.       NAME, ADDRESS AND FACSIMILE NUMBER OF PURCHASER:





5.       NUMBER OF CERTIFICATES:

6.       NUMBER OF WARRANTS:

7. DENOMINATION OF INDIVIDUAL CERTIFICATE(S) AND EXACT NAME(S) IN WHICH STOCK CERTIFICATE(S) AND WARRANTS SHOULD BE REGISTERED:



                    CERTIFICATE NO.           DENOMINATION              NAME TO APPEAR ON CERTIFICATE
                    ---------------           ------------              -----------------------------

                                   SCHEDULE 1
                                     TO THE
                               PURCHASE AGREEMENT



                    WARRANT NO.               DENOMINATION              NAME TO APPEAR ON WARRANT
                    -----------               ------------              -------------------------


8.       DELIVER CERTIFICATES AND WARRANTS TO:

                                   APPENDIX I
                                     TO THE
                               PURCHASE AGREEMENT

                               NEORX CORPORATION
                            PURCHASER QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser:

1. Please state your organization's name exactly as it should appear in the Registration Statement:

________________________________________________________________________________

2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

__________  Yes           __________  No

If yes, please indicate the nature of any such relationship below:

________________________________________________________________________________

________________________________________________________________________________

3. Do you own any securities of the Company, other than those shares of Common Stock, Units or Warrants to be sold pursuant to the Registration Statement?

__________  Yes           __________  No

If yes, please indicate class of security and number of shares owned below:

________________________________________________________________________________

________________________________________________________________________________

                                  APPENDIX II
                                     TO THE
                               PURCHASE AGREEMENT

                               NEORX CORPORATION
                     PURCHASER'S LEGEND REMOVAL CERTIFICATE

To:      First Interstate Bank of Washington, N.A.

         Attention:

        The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that ___________________________
                                                   [fill in name of Purchaser]
was the Purchaser of the shares evidenced by the attached certificate, and in order to induce the Company to remove the legends contained on the certificates representing the Common Stock purchased by such Purchaser, Purchaser will sell such shares (i) in accordance with the registration statement, file number _______, in which case the Purchaser will satisfy the requirement of delivering a current prospectus in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

         Name of Purchaser:            ____________________________

         Name of Individual
           representing
           Purchaser (if an
           Institution):               ____________________________

         Title of Individual
           representing
           Purchaser (if an
           Institution):               ____________________________


Signature by:

         Purchaser or
           Individual representing
           Purchaser:                  ____________________________

                                  APPENDIX III
                                     TO THE
                               PURCHASE AGREEMENT

                               NEORX CORPORATION
                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

Attention:

        The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that ___________________________
                                                   [fill in name of Purchaser]
was the Purchaser of the shares evidenced by the attached certificate and, as such, proposes to transfer such shares on or about __________ either (i) in
                                                     [date]
accordance with the registration statement, file number _______, in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

         Name of Purchaser:            ____________________________


         Name of Individual
           representing
           Purchaser (if an
           Institution):               ____________________________

         Title of Individual
           representing
           Purchaser (if an
           Institution):               ____________________________


Signature by:

         Purchaser or
         Individual representing
         Purchaser:                    ____________________________